FOR IMMEDIATE RELEASE                                    EXHIBIT 99.1

Ultimate Reports Q4 and Year-End 2012 Financial Results

•	Record Q4 Recurring Revenues of $73.4 Million, Up by 28%

•	Record Q4 Total Revenues of $92.2 Million, Up by 27%

•	Record 2012 Recurring Revenues of $266.4 Million, Up by 25%

•	Record 2012 Total Revenues of $332.3 Million, Up by 23%

•	Q4 Non-GAAP Operating Income of $18.7 Million, Up by 64%

•	2012 Non-GAAP Operating Income of $49.5 Million, Up by 57%

Weston, FL, February 5, 2013 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the fourth quarter and year ended December 31, 2012. For the quarter ended December 31, 2012, Ultimate reported recurring revenues of $73.4 million, a 28% increase, and total revenues of $92.2 million, a 27% increase, both compared with 2011’s fourth quarter. GAAP net income for the fourth quarter of 2012 was $6.3 million, or $0.22 per diluted share, versus GAAP net income of $2.0 million, or $0.07 per diluted share, for the fourth quarter of 2011.

Non-GAAP net income, which excludes stock-based compensation and amortization of acquired intangible assets, was $10.8 million, or $0.38 per diluted share, for the fourth quarter of 2012, compared with non-GAAP net income of $6.6 million, or $0.24 per diluted share, for the fourth quarter of 2011. See “Use of Non-GAAP Financial Information” below.

For 2012, recurring revenues increased 25% to $266.4 million, and total revenues increased 23% to $332.3 million, both as compared with the prior year. For 2012, GAAP net income was $14.6 million or $0.52 per diluted share, compared with GAAP net income of $4.3 million, or $0.15 per diluted share, for 2011. For 2012, non-GAAP net income was $28.5 million, or $1.00 per diluted share, compared with non-GAAP net income of $18.1 million, or $0.65 per diluted share, for 2011.

“Our fourth quarter and 2012 financial performance were in line with our expectations and our business plan. Our 2012 execution puts us in position to reach our 2013 goal of achieving more than $400 million in revenues, and it gives us a solid foundation for taking advantage of many future opportunities,” said Scott Scherr, CEO, president, and founder of Ultimate.

“A year ago we were honored to have been ranked #25 on FORTUNE’s 100 Best Companies to Work For list. This year we are honored to move up to #9. This recognition reflects our passion for putting our ‘People First’ and having them put our clients first through product development and customer services,” added Scherr.

Ultimate’s financial results teleconference will be held today, February 5, 2013, at 5:00 p.m. Eastern Time, through Vcall at www.investorcalendar.com/IC/CEPage.asp?ID="170357"
. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 28% for the fourth quarter of 2012 and by 25% for the 2012 year—both compared with 2011’s comparable periods. The increase was primarily attributable to revenue growth from our Software-as-a-Service (“SaaS”) offering. Recurring revenues for the fourth quarter of 2012 were 80% of total revenues as compared with 79% of total revenues for 2011’s fourth quarter. Recurring revenues were 80% of total revenues for the 2012 year versus 79% for 2011.

•
Ultimate’s total revenues for the fourth quarter of 2012 increased by 27% compared with those for the fourth quarter of 2011. Ultimate’s total revenues for 2012 increased by 23% compared with those for 2011.

•
Our operating income increased 64%, on a non-GAAP basis, for the fourth quarter of 2012 to $18.7 million as compared with $11.4 million for the same period of 2011. Non-GAAP operating income for 2012 was $49.5 million compared with $31.5 million for 2011. Our non-GAAP operating margin was 20.3% for the fourth quarter of 2012 versus 15.7% for the fourth quarter of 2011. Our non-GAAP operating margin was 14.9% for 2012 versus 11.7% for 2011.

•	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base as of December 31, 2012.

•
Net income, on a non-GAAP basis, for the fourth quarter of 2012 increased to $10.8 million compared with $6.6 million for the fourth quarter of 2011. Non-GAAP net income for 2012 increased to $28.5 million compared with $18.1 million for 2011.

•
The combination of cash, cash equivalents, and marketable securities was $69.4 million as of December 31, 2012, compared with $55.3 million as of December 31, 2011. Cash flows from operating activities for the quarter ended December 31, 2012 were $9.3 million, compared with $4.8 million for the same period of 2011. For the year ended December 31, 2012, Ultimate generated $41.7 million in cash from operations compared with $28.4 million for the year ended December 31, 2011.

•	Days sales outstanding were 71 days at December 31, 2012, which was consistent with days sales outstanding at December 31, 2011.

Stock Repurchases

During the year ended December 31, 2012, we paid $9.8 million to repurchase 112,022 shares of our issued and outstanding $0.01 par value common stock (“Common Stock”), under our previously announced stock repurchase plan (“Stock Repurchase Plan”). As of December 31, 2012, we had 946,165 shares available for repurchase in the future under our Stock Repurchase Plan.

During the year ended December 31, 2012, unrelated to the Stock Repurchase Plan, we also paid $20.4 million to acquire 228,044 shares of our Common Stock to settle the employee tax withholding liability resulting from the vesting of our employees’ restricted stock holdings.

Business Highlights

▪
We expanded UltiPro’s global HCM capabilities, made significant advances in payroll processing speed for very large organizations, increased configurability of our talent management solutions, and extended our partnership ecosystem with partners such as Yammer, a leading provider of Enterprise Social Networks; CERTPOINT, a recognized leader in Learning Management Systems; Ping Identity, a leader in identity security and single sign-on connection; and Informatica, an industry-leading data integration platform that makes UltiPro’s connectivity more flexible, reliable, and efficient.

▪
We held our Ultimate Partner Forum, known as Connections, in March 2012 and had the largest attendance in our history—more than 1,200 attendees. Our customers, partners, and HR industry influencers came to learn about our product roadmap, industry best practices, and how to implement our product enhancements into their businesses. Ultimate’s 2013 Connections conference will be held on March 12-15, 2013, in Las Vegas. Keynote speakers will be Pat Riley, president and former head coach of the Miami Heat and author of the book, The Winner Within; Shawn Achor, author of the best-selling book, The Happiness Advantage; and Cali Ressler and Jody Thompson, co-creators of the Results-Only Work Environment and authors of the book, Why Work Sucks and How to Fix It.

▪
Our customer support services were awarded Service Capability & Performance (SCP) certification for best practices for the 14th consecutive year. The SCP Standards represent the global benchmark for service excellence and are recognized by leading technology companies around the world.

▪	InformationWeek magazine honored Ultimate by selecting us as one of the top 100 most innovative users of information technology in the United States.

▪	Ultimate was recognized by Achievers as one of Achievers’ 50 Most Engaged Workplaces in the United States.

▪
In January 2013, Ultimate was ranked #9 on FORTUNE’s “100 Best Companies to Work For” list. Ultimate is the only human capital management provider and the highest ranked cloud vendor on the 2013 list. This honor builds on our #25 rank on FORTUNE’s 2012 list and our previous recognition twice as the #1 medium-size company to work for in America by The Great Place to Work Institute.

Financial Outlook

Ultimate provides the following financial guidance for 2013:

For the first quarter of 2013:

•	Recurring revenues of approximately $77.0 million,

•	Total revenues of approximately $98.0 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 13%.

For the year 2013:

•	Recurring revenues to increase by approximately 25% over 2012,

•	Total revenues to increase by approximately 23% over 2012, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 17%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2013 is expected to be approximately $37.5 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading cloud-based provider of people management solutions, with more than 10 million people records in the cloud. Built on the belief that people are the most important ingredient of any business, Ultimate’s award-winning UltiPro delivers HR, payroll, and talent management solutions that seamlessly connect people with the information and resources they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and has more than 1,600 professionals focused on developing the highest quality solutions and services. In 2013, Ultimate was ranked #9 on FORTUNE’S “100 Best Companies to Work For” list. Ultimate has more than 2,500 customers with employees in 115 countries, including Adobe Systems Incorporated, Culligan International, Major League Baseball, The New York Yankees Baseball Team, Pep Boys, and Texas Roadhouse. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Recurring	$73,416	$57,146	$266,430	$213,785
Services	18,402	14,911	64,563	53,195
License	360	681	1,275	2,218
Total revenues	92,178	72,738	332,268	269,198
Cost of revenues:
Recurring	20,392	16,748	78,121	63,505
Services	18,243	13,235	66,063	52,341
License	72	154	280	488
Total cost of revenues	38,707	30,137	144,464	116,334
Gross profit	53,471	42,601	187,804	152,864
Operating expenses:
Sales and marketing	19,238	15,496	72,565	63,145
Research and development	14,943	13,763	60,693	51,356
General and administrative	6,857	5,561	25,433	21,931
Total operating expenses	41,038	34,820	158,691	136,432
Operating income	12,433	7,781	29,113	16,432
Other (expense) income:
Interest and other expense	(122)	(36)	(476)	(401)
Other income, net	12	14	102	91
Total other expense, net	(110)	(22)	(374)	(310)
Income before income taxes	12,323	7,759	28,739	16,122
Provision for income taxes	(6,025)	(5,783)	(14,107)	(11,840)
Net income	$6,298	$1,976	$14,632	$4,282
Net income per share:
Basic	$0.23	$0.08	$0.55	$0.17
Diluted	$0.22	$0.07	$0.52	$0.15
Weighted average shares outstanding:
Basic	27,207	26,055	26,778	25,814
Diluted	28,571	27,838	28,375	27,806

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Stock-based compensation expense:
Cost of recurring revenues	$699	$382	$2,508	$1,402
Cost of services revenues	875	357	2,729	1,464
Sales and marketing	2,529	1,580	7,861	6,824
Research and development	603	428	2,451	1,625
General and administrative	1,589	903	4,863	3,694
Total non-cash stock-based compensation expense	$6,295	$3,650	$20,412	$15,009
Amortization of acquired intangibles:
General and administrative	$—	$—	$—	$83

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$58,817	$46,149
Investments in marketable securities	9,223	7,584
Accounts receivable, net	70,774	56,186
Prepaid expenses and other current assets	25,949	22,944
Deferred tax assets, net	1,372	1,277
Total current assets before funds held for clients	166,135	134,140
Funds held for clients	281,007	118,660
Total current assets	447,142	252,800
Property and equipment, net	38,068	24,486
Capitalized software, net	508	1,765
Goodwill	3,025	3,025
Investments in marketable securities	1,311	1,546
Other assets, net	16,687	15,056
Deferred tax assets, net	18,543	20,142
Total assets	$525,284	$318,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,584	$6,265
Accrued expenses	15,055	11,589
Deferred revenue	90,674	83,416
Capital lease obligations	2,968	2,694
Other borrowings	2,311	–
Total current liabilities before client fund obligations	118,592	103,964
Client fund obligations	281,007	118,660
Total current liabilities	399,599	222,624
Deferred revenue	1,302	3,147
Deferred rent	2,777	3,384
Capital lease obligations	2,469	2,175
Other borrowings	2,601	–
Income taxes payable	1,866	1,866
Total liabilities	410,614	233,196

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	314	302
Additional paid-in capital	266,130	242,100
Accumulated other comprehensive income (loss)	109	(57)
Accumulated deficit	(33,339)	(47,971)
	233,214	194,374
Treasury stock, at cost	(118,544)	(108,750)

Total stockholders’ equity	114,670	85,624
Total liabilities and stockholders’ equity	$525,284	$318,820

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$14,632	$4,282
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	13,623	11,620
Provision for doubtful accounts	1,159	1,586
Non-cash stock-based compensation expense	20,412	15,009
Income taxes	13,814	11,507
Excess tax benefits from employee stock plan	(12,310)	(8,504)
Changes in operating assets and liabilities:
Accounts receivable	(15,747)	(10,202)
Prepaid expenses and other current assets	(1,880)	(4,331)
Other assets	(1,631)	(3,483)
Accounts payable	1,319	1,582
Accrued expenses and deferred rent	2,859	877
Deferred revenue	5,413	8,468
Net cash provided by operating activities	41,663	28,411
Cash flows from investing activities:
Purchases of marketable securities	(13,643)	(14,610)
Maturities of marketable securities	12,239	14,794
Net purchases of client funds securities	(162,347)	(45,785)
Purchases of property and equipment	(17,326)	(13,671)
Net cash used in investing activities	(181,077)	(59,272)
Cash flows from financing activities:
Repurchases of Common Stock	(9,794)	(17,310)
Net proceeds from issuances of Common Stock	11,284	13,282
Excess tax benefits from employee stock plan	12,310	8,504
Shares acquired to settle employee tax withholding liability	(20,384)	(10,941)
Principal payments on capital lease obligations	(3,418)	(3,016)
Repayments of other borrowings	(429)	–
Net increase in client fund obligations	162,347	45,785
Net cash provided by financing activities	151,916	36,304
Effect of foreign currency exchange rate changes on cash	166	(183)
Net increase in cash and cash equivalents	12,668	5,260
Cash and cash equivalents, beginning of period	46,149	40,889
Cash and cash equivalents, end of period	$58,817	$46,149
Supplemental disclosure of cash flow information:
Cash paid for interest	$419	$241
Cash paid for income taxes	$471	$604
Supplemental disclosure of non-cash financing activities:

Ultimate entered into capital lease obligations to acquire new equipment totaling $4.0 million and $3.0 million for the twelve months ended December 31, 2012 and 2011, respectively. Ultimate purchased perpetual licenses with third-party vendors, totaling $6.5 million, payable over a three year period, of which payments totaling $2.7 million were made during the twelve months ended December 31, 2012.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Non-GAAP operating income reconciliation:
Operating income	$12,433	$7,781	$29,113	$16,432
Operating income, as a % of total revenues	13.5%	10.7%	8.8%	6.1%
Add back:
Non-cash stock-based compensation expense	6,295	3,650	20,412	15,009
Non-cash amortization of acquired intangible assets	—	—	—	83
Non-GAAP operating income	$18,728	$11,431	$49,525	$31,524
Non-GAAP operating income, as a % of total revenues	20.3%	15.7%	14.9%	11.7%
Non-GAAP net income reconciliation:
Net income	$6,298	$1,976	$14,632	$4,282
Add back:
Non-cash stock-based compensation expense	6,295	3,650	20,412	15,009
Non-cash amortization of acquired intangible assets	—	—	—	83
Income tax effect	(1,766)	929	(6,540)	(1,238)
Non-GAAP net income	$10,827	$6,555	$28,504	$18,136
Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.22	$0.07	$0.52	$0.15
Add back:
Non-cash stock-based compensation expense	0.22	0.13	0.71	0.54
Non-cash amortization of acquired intangible assets	—	—	—	We currently do not support nested tables...
Income tax effect	(0.06)	0.04	(0.23)	(0.04)
Non-GAAP net income, per diluted share	$0.38	$0.24	$1.00	$0.65
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	27,207	26,055	26,778	25,814
Diluted	28,571	27,838	28,375	27,806
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2012, stock-based compensation expense was $6.3 million and $20.4 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2011, stock-based compensation expense was $3.7 million and $15.0 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. There was no amortization of acquired intangible assets for the three and twelve months ended December 31, 2012. There was no amortization of acquired intangible assets for the three months ended December 31, 2011. For the twelve months ended December 31, 2011, the amortization of acquired intangible assets was $83 thousand. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.